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                                                           EXHIBIT NO. 99.10(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 31 to Registration Statement No. 2-60491 on Form N-1A of our reports dated March 8, 2002 on the financial statements and financial highlights of MFS Municipal High Income Fund, a series of MFS Series Trust III, included in the Fund's 2002 Annual Report to Shareholders.


                                               ERNST & YOUNG LLP
                                               ----------------------------
                                               Ernst & Young LLP

Boston, Massachusetts
May 28, 2002